SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Shareholders ("Annual Meeting") of Vectren Corporation (the Company) was held on May 24, 2016. At the Annual Meeting, four proposals were submitted to, and approved by, the Company's shareholders. The proposals are described in more detail in the Company's proxy statement filed with the Commission on March 29, 2016. The final voting results were as follows:

Proposal 1

For the election of the following named persons as directors of the Company to serve, respectively, as such directors for a one-year term and/or until their successors shall be duly elected and shall qualify, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carl L. Chapman	57,229,944	2,185,160	15,679,415
James H. DeGraffenreidt, Jr.	58,886,859	528,245	15,679,415
John D. Engelbrecht	58,839,455	575,649	15,679,415
Anton H. George	58,580,106	834,997	15,679,415
Martin C. Jischke	58,786,838	628,266	15,679,415
Robert G. Jones	58,935,307	479,797	15,679,415
Patrick K. Mullen	58,871,734	543,369	15,679,415
R. Daniel Sadlier	58,689,898	725,205	15,679,415
Michael L. Smith	58,777,809	637,294	15,679,415
Teresa J. Tanner	58,925,325	489,779	15,679,415
Jean L. Wojtowicz	58,683,899	731,205	15,679,415

Proposal 2

Approve a non-binding advisory resolution approving the compensation of the Vectren Corporation named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
56,900,278	1,726,325	788,500	15,679,415

Proposal 3

Approve the Vectren Corporation At-Risk Compensation Plan, as amended and restated:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
56,750,779	1,783,922	880,403	15,679,415

Proposal 4

Ratify the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for Vectren Corporation for 2016:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
74,206,080	580,720	307,718	—

Item 8.01. Other Events

On November 5, 2015, the Company's board of directors selected board member Jean L. Wojtowicz as the Company’s next lead director, subject to her reelection at the Company’s Annual Meeting. With her reelection, Ms. Wojtozicz now assumes this role effective immediately. Ms. Wojtowicz has served as a member of the Company’s board since the inception of operations in April of 2000. As of the date of the Annual Meeting, Ms. Wojtowicz serves as chair of the board’s Nominating and Corporate Governance committee and as a member of the board’s Audit and Risk Management committee, where she has been designated a financial expert. Ms. Wojtowicz will succeed J. Timothy McGinley, who retired from the board at the Company's Annual Meeting. Ms. Wojtowicz was selected to fill the lead director position as part of the Company’s continuing director succession planning process that is led by the board’s Nominating and Corporate Governance committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
May 25, 2016

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President and Chief Financial Officer